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As filed with the Securities and Exchange Commission on June 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVOLVING SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	84-1010843 (I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112

(Address of Principal Executive Offices)

Amended and Restated Stock Option Plan
Employee Stock Purchase Plan

(Full Title of the Plans)

Stephen K. Gartside, Jr.
President and Chief Executive Officer
Evolving Systems, Inc.
9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(303) 802-1000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Charles D. Maguire, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, CO 80203
(303) 861-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)

Common Stock, $.001 par value	1,500,000(2) 200,000(3)	$3.485	$5,924,500	$750.64

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
Increase in authorized number of shares underlying the Amended and Restated Stock Option Plan.

(3)
Increase in authorized number of shares underlying the Employee Stock Purchase Plan.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) based upon the average of the high and low prices of the Registrant's Common Stock on May 25, 2004, as reported on The Nasdaq SmallCap Market.

(5)
The registration fee for the securities registered hereby was calculated by multiplying the proposed maximum offering price by .0001267 in accordance with Section 6(b) of the Securities Act and the related rules.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

        This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8. The contents of the earlier Registration Statements on Form S-8, Registration Nos. 333-103655, 333-89438, 333-61446, 333-82473 and 333-60779 are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Holme Roberts & Owen LLP (filed herewith).
10.1	Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973).
10.2	Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).
23.1	Consent of PricewaterhouseCoopers LLP. (filed herewith)
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on page 4).

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 2nd day of June, 2004.

EVOLVING SYSTEMS, INC.
By:	/s/ STEPHEN K. GARTSIDE, JR. Stephen K. Gartside, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of EVOLVING SYSTEMS, INC. hereby constitute and appoint Stephen K. Gartside, Jr. and Anita T. Moseley, and each of them, as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN K. GARTSIDE, JR. Stephen K. Gartside, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2004
/s/ BRIAN R. ERVINE Brian R. Ervine	Senior Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 2, 2004
/s/ GEORGE A. HALLENBECK George A. Hallenbeck	Chairman of the Board of Directors	June 2, 2004
/s/ DAVID J. NICOL David J. Nicol	Director	June 2, 2004
/s/ BRENDAN F. REIDY Brendan F. Reidy	Director	June 2, 2004
/s/ STEVE B. WARNECKE Steve B. Warnecke	Director	June 2, 2004

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FORM S-8 PURSUANT TO GENERAL INSTRUCTION E
EXHIBITS
SIGNATURES
POWER OF ATTORNEY